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                                                              EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in the registration statement of Telegen Corporation on Amendment No. 1 to the Form S-3 (File No. 333-11393) of our report dated April 19, 1996, on our audits of the financial statements of Telegen Communications Corporation, a California corporation (formerly named "Telegen Corporation") as of December 31, 1995 and 1994, and for the years ended December 31, 1995 and 1994, which report is included in the registration statement on Form S-4 (File No. 333-4037) Amendment No. 2. We also consent to the reference to our firm under the caption "Experts" in this Registration Statement.

                                          Coopers & Lybrand, L.L.P.

Sacramento, California

November 4, 1996